                                                                     EXHIBIT 8.2

(FORD LOGO)

FORD MOTOR CREDIT COMPANY
Jerry D. Bringard                               The American Road
Vice President-General Counsel                  Dearborn, Michigan 48121-6044

                                                May 8, 1995


Ford Credit Leasing Company, Inc.
The American Road
Dearborn, Michigan 48121

Ford Motor Credit Company
The American Road
Dearborn, Michigan 48121

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Dear Sirs:

        The undersigned, Vice President-General Counsel of Ford Credit Leasing Company, Inc. ("Ford Credit Leasing") and Ford Motor Credit Company ("Ford Credit"), has acted as counsel for Ford Credit Leasing and Ford Credit in connection with registration statement No. 33-57827, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4 thereto (the "Registration Statement"), filed on behalf of Ford Credit Auto Lease Trust 1995-1 (the "Trust") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, respecting the issuance by the Trust of Class A-1 and Class A-2 Asset Backed Notes. The Notes are to be issued pursuant to an Indenture to be entered into between the Trust and Chemical Bank, Indenture Trustee (the "Trustee").

        In that connection, I have examined, or caused to be examined, originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion.

        I hereby (i) confirm to you that the statements set forth under the heading "Certain Tax Matters - State and Local Tax Consequences" in the Prospectus contained in the Registration Statement to which this opinion relates, to the extent that they constitute matters of law or legal conclusions with respect thereto are correct in all material respects and (ii) consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

        I am admitted to the State Bar of Michigan and I express no opinion as to the laws of any other jurisdiction except the laws of the United States of America to the extent specifically referred to herein.


                                      Very truly yours,

                                      Jerry D. Bringard